Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333‑210167 and 333‑182635) of HomeTrust Bancshares, Inc. of our report dated June 29, 2022, with respect to the financial statements and supplemental schedule of HomeTrust Bank KSOP Plan included in this Annual Report on Form 11‑K/A for the year ended December 31, 2021.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Atlanta, Georgia
July 14, 2022